EXHIBIT 10.1
                                                                    ------------

                             PARTICIPATION AGREEMENT

         This Participation Agreement (this "Agreement"), executed the date as of each signature hereinbelow, but dated effective as of December 5, 2003 ("EFFECTIVE DATE"), by and between PENN VIRGINIA OIL & GAS CORPORATION, with offices at 840 Gessner, Suite 800, Houston, Texas 77024 ("PVOG") and GMX RESOURCES INC. and its wholly-owned subsidiaries, EXPEDITION NATURAL RESOURCES INC. and ENDEAVOR PIPELINE, INC., with offices at One Benham Place, Suite 600, 9400 N. Broadway, Oklahoma City, Oklahoma, 73114 (collectively, "GMX"). PVOG and GMX are sometimes referred to herein collectively as the "Parties" and each individually as a "Party".

                                   RECITATION
                                   ----------

         GMX is the leasehold owner of 100% of the working interest comprising 17,816 gross and 15,374 net acres in Harrison and Panola Counties, Texas hereinafter referred to as the "BLOCKER PROSPECT". For purposes of addressing the rights and obligations of the Parties herein, the Blocker Prospect is divided into three geographic Phases. "PHASE I", "PHASE II" AND "PHASE III" each are located on the plat identified in Exhibit "A-2" with the applicable leases for Phases I and II being identified in Exhibits "A-3" and "A-4". Such exhibits are further referenced as follows:

         Exhibit "A-1"     Identification of Properties for each Phase
         Exhibit "A-2"     Plat of the Leases and AMI
         Exhibit "A-3"     Description of Leases for Phase I
         Exhibit "A-4"     Description of Leases for Phase II


         The Parties desire to enter into this Agreement to provide for the exploration and development of the Blocker Prospect subject to the terms and conditions set forth herein.

         NOW THEREFORE, for and in consideration of the mutual covenants, promises, rights and obligations contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

                                    SECTION I

                           GMX DRILLING LOCATION PADS
                           --------------------------


         1.1 DRILLING LOCATION PADS.
             -----------------------

PVOG will prepay GMX $250,000 to be used as a reimbursement for future drilling location pads previously built by GMX. Such location pads and GMX's actual costs are identified on Exhibit "B" attached hereto. PVOG agrees that if there are any drilling locations PVOG identifies within 467 feet of a GMX location pad, then PVOG will utilize such GMX location pad and reimburse GMX for the actual location and title costs incurred for the applicable location in accordance with Exhibit "B"; provided, however, if the objective depth for any well is 7,000 feet or less, the reimbursement obligation shall be limited to $40,000 plus a mutually agreed amount for any GMX's costs in excess of pad construction costs. The $250,000 reimbursement for future drilling location pads shall be paid no later than January 7, 2004. At such time such location pads may be used, the costs will be joint billed to the participating Parties pursuant to the respective AFE. To the extent GMX is obligated to pay costs for drilling on any such location, it will pay its share of such costs. Otherwise, the $250,000 payment to GMX will be nonrefundable.

                                   SECTION II

                                   OPERATIONS
                                   ----------

         2.1 OPERATIONS.
             -----------

PVOG will be designated as Operator on all new drilling, completion and production activities affecting Phase I and Phase II while this Agreement is in effect. The Blocker Prospect will be subject to either "OPERATING AGREEMENT-UNIT" as attached in Exhibit "C-1" or "OPERATING AGREEMENT-WELLBORE" as attached as Exhibit "C-2". The respective Operating Agreement-Unit or Operating Agreement-Wellbore shall be applicable as identified in the Sections hereinbelow. No more than one well in which GMX has elected to participate may be drilled or drilling at the same time for wells in Phase I, Part B and Phase II, Part B collectively. If either Party elects not to participate in a well in Phase I, Part B or Phase II, Part B, the non-consenting Party shall farmout its interest to the consenting Party in the applicable wellbore with a 77% NRI, proportionately reduced to its interest, and retaining an overriding royalty for any NRI in excess of such amount.


                                   SECTION III

            BLOCKER PROSPECT PHASES (PHASE I, PHASE II AND PHASE III)
            ---------------------------------------------------------

         3.1 PHASE I.
             --------

                           3.1.1    PHASE I,  PART A.

                              3.1.1.1 ACQUISITION OF OIL & GAS LEASES.

                                    3.1.1.1.1 LEASE COSTS REIMBURSEMENT. Upon execution of this Agreement, PVOG shall pay GMX an upfront land reimbursement cost of $700,932 ($200/acre for 4,289 net acres for an 80% working interest) in exchange for an assignment of 80% of GMX's leasehold working interest in all of GMX's leases within Phase
                                    I. The net revenue interest ("NRI")
                                    delivered to PVOG will be GMX's recorded lease NRI. The assignment shall be in the form of Exhibit D, which shall include an exclusion for existing wellbores, equipment and certain other rights which will be retained by GMX.

                                    3.1.1.1.2 TITLE TO LEASES. GMX represents and warrants that the interest being delivered to PVOG is free of any burdens, liens or encumbrances created by, through and under GMX but not otherwise. In order that the Parties may close this Agreement on or before December 31, 2003 and given the insufficient time for PVOG to verify title to the Phase I leases, GMX agrees that if title should fail to any of the GMX leases within Phase I, provided such failure is identified within one (1) year, then GMX shall promptly reimburse PVOG $200 per net mineral acre, proportionally reduced to PVOG's working interest.

                                    3.1.1.1.3 LEASE MAINTENANCE. GMX agrees to properly and timely pay, or cause to be paid, all delay rentals and shut-in payments (collectively the "Lease Maintenance Costs") which are required to be paid to maintain in force and effect as to the existing GMX leases identified in Exhibit "A-3" until such time as PVOG has the opportunity to input such leases within PVOG's system. PVOG will notify GMX in writing when it is prepared to take over such lease maintenance responsibilities.

                              3.1.1.2  DRILLING OPERATIONS OF PHASE I, PART A.


                                    3.1.1.2.1 DRILLING PROGRAM. Upon the
                                    execution of this Agreement, PVOG will have the right to select locations with the option to drill five (5) wells to the Cotton Valley Formation within the current GMX designated acreage position or Phase I AMI. PVOG will pay 100% of the costs of the completed well to the tanks or sales line as the case may be, excluding any acreage costs to acquire additional acreage in any unit in which a well is drilled for which GMX will bear its 20% proportionate share of costs. As of first sales from each well drilled under this paragraph, PVOG will have an 80% working interest and GMX will have a 20% working interest in all future costs and elections pursuant to Operating Agreement-Unit attributable to such well and applicable unit.

                                    3.1.1.2.2 CONTINUOUS DRILLING. It is PVOG's intent to drill five (5) wells on a back-to-back basis. If (i) PVOG does not drill 5 wells; (ii) the first well is not commenced prior to March 1, 2004 or (iii) if there is a delay of more than sixty (60) days between the completion of one well and the commencement of operations on the next well under this paragraph, this Agreement shall terminate, PVOG shall have no further rights hereunder. PVOG will have the right to bank any unused continuous drilling or operation days between wells to be credited for future wells if it elects to do so.

                                    3.1.1.2.3 SUBSTITUTE WELL. PVOG shall
                                    commence the drilling of wells as provided herein and continue the operation with due diligence (i) to the objective depth, or
                                    (ii) until it encounters mechanical
                                    difficulties, uncontrolled influx of
                                    subsurface water, abnormal pressures,
                                    pressured or heaving shale, salt, granite or other practicably impenetrable substances or other similar conditions prevail in the hole that render further drilling impracticable. If such well is abandoned due to the conditions described above, then PVOG may drill a substitute well.

                              3.1.2    PHASE I, PART B.

                                    3.1.2.1  DRILLING OPERATIONS FOR PHASE I,
                                             PART B.

                                          3.1.2.1.1 DRILLING PROGRAM. Following
                                          the completion of drilling of five
                                          wells in Phase I, Part A, Phase I,
                                          Part B will begin. At any time in
                                          Phase I, Part B either Party may
                                          propose the drilling of a well within
                                          the Phase I area on a ground floor
                                          Penn Virginia-70%, GMX-30% working
                                          interest basis pursuant to the
                                          Operating Agreement- Wellbore (unless
                                          it is an additional well in a unit
                                          established in Phase I, Part A, in
                                          which event the existing Operating
                                          Agreement-Unit will apply). The
                                          Parties will own a wellbore working
                                          interest as to these wells, and if GMX
                                          elects to participate, PVOG will make
                                          an assignment of a 10% working
                                          interest in such wellbore to the
                                          extent it arises from leases relating
                                          to the 80% interest assigned by GMX to
                                          PVOG. In the event PVOG elects to
                                          participate in the 1st well in Phase
                                          I, Part B and PVOG has not spent at
                                          least $1,500,000 attributable to GMX's
                                          20% carry in Phase I, Part A, then
                                          PVOG agrees to pay GMX's share of the
                                          well costs attributable to such well
                                          in the amount of the difference
                                          between $1,500,000 and actual carry
                                          costs, up to a maximum of $160,000. At
                                          such time PVOG has carried GMX for
                                          $1,500,000 in drilling, completion and
                                          hook up costs, PVOG and GMX working
                                          interest participation shall be borne
                                          on a ground floor basis pursuant to
                                          the terms of the applicable Operating
                                          Agreement.

         3.2 PHASE II
             --------
                              3.2.1 PHASE II, PART A

                                    3.2.1.1 DRILLING OPERATIONS FOR PHASE II,
                                            PART A.

                                          3.2.1.1.1 DRILLING PROGRAM. Phase II,
                                          Part A may commence after completion
                                          of Phase I, Part A. If proposed by
                                          PVOG, the first Phase II well may spud
                                          no earlier than January 1, 2005 and no
                                          later than July 1, 2005. In Phase II,
                                          Part A, PVOG will select locations
                                          with the option to drill four (4)
                                          wells to the Cotton Valley Formation
                                          within the current GMX designated
                                          acreage position or Phase II AMI. Such
                                          drilling will be governed by an
                                          Operating Agreement- Unit for each
                                          unit in which a well is drilled. In
                                          the event PVOG selects an existing GMX
                                          location, as identified in Exhibit
                                          "B", PVOG will reimburse GMX for
                                          actual location and title costs
                                          incurred for the applicable location
                                          in accordance with Exhibit B. PVOG
                                          will pay 100% of the costs of the
                                          completed well to the tanks or sales
                                          line as the case may be, excluding any
                                          additional acreage costs for acreage
                                          in the unit in which the well is
                                          drilled. As of first sales from each
                                          well drilled under this paragraph,
                                          PVOG will earn an assignment of (i)
                                          80% of the GMX working interest and
                                          GMX will have a 20% working interest
                                          in all future costs and elections
                                          relating to such well; and (ii) 50% of
                                          the GMX working interest in the unit
                                          (excluding the wellbore of such well)
                                          and GMX will have the remaining 50% as
                                          it relates to all future operations
                                          and elections in such unit, pursuant
                                          to the Operating Agreement-Unit
                                          attributable to such well and
                                          applicable unit. GMX will retain a
                                          100% working interest, including any
                                          liability for operations or
                                          abandonment in their existing
                                          wellbores and equipment as to the HBP
                                          acreage included in Phase II. The
                                          assignment shall be free of any
                                          burdens, liens or other encumbrances
                                          created by, through or under GMX but
                                          not otherwise.

                                          3.2.1.1.2 CONTINUOUS DRILLING. It is
                                          PVOG's intent to drill four (4) wells
                                          on a back-to-back basis in Phase II,
                                          Part A. If (i) the first well is not
                                          commenced before July 1, 2005; (ii)
                                          four wells are not drilled or (iii)
                                          there is a delay of more than sixty
                                          (60) days between the completion of
                                          one well and the commencement of
                                          operations on the next well under this
                                          paragraph, PVOG will forfeit its
                                          rights under this Agreement as it
                                          relates to Phase II, Part B and Phase
                                          III, retaining only the interest that
                                          has been earned as of the date of the
                                          forfeiture. PVOG will have the right
                                          to bank any unused continuous drilling
                                          or operation days between wells to be
                                          credited for future wells if it elects
                                          to do so. PVOG will incur no other
                                          penalties or liabilities other than as
                                          provided above.

                                          3.2.1.1.3 SUBSTITUTE WELL. PVOG shall
                                          commence the drilling of wells as
                                          provided herein and continue the
                                          operation with due diligence (i) to
                                          the objective depth, or (ii) until it
                                          encounters mechanical difficulties,
                                          uncontrolled influx of subsurface
                                          water, abnormal pressures, pressured
                                          or heaving shale, salt, granite or
                                          other practicably impenetrable
                                          substances or other similar conditions
                                          prevail in the hole that render
                                          further drilling impracticable. If
                                          such well is abandoned due to the
                                          conditions described above, then PVOG
                                          may drill a substitute well

                                    3.2.1.2  LEASE MAINTENANCE AND TITLE.

                                          3.2.1.2.1 LEASE COSTS REIMBURSEMENT.
                                          There will be no reimbursement for
                                          lease costs from PVOG to GMX for
                                          current GMX leases located within
                                          Phase II.

                                          3.2.1.2.2 TITLE TO LEASES. GMX
                                          represents and warrants that it holds
                                          title to the GMX leases currently
                                          owned and described in Exhibit "A-4".
                                          At such time the interest is delivered
                                          to PVOG, pursuant to the terms herein,
                                          such interest shall be free of any
                                          liens, burdens, or other encumbrances
                                          created by, through or under GMX but
                                          not otherwise..

                                          3.2.1.2.3 LEASE MAINTENANCE. GMX will
                                          maintain and be responsible for all
                                          GMX leases within Phase II. GMX will
                                          use its best efforts to properly and
                                          timely pay all Lease Maintenance Costs
                                          which are required to be paid to
                                          maintain in force and effect as to the
                                          existing GMX leases identified in
                                          Exhibit "A-4" until such time PVOG
                                          earns its acreage within Phase II and
                                          mutually agrees as to a transfer of
                                          lease maintenance responsibility to
                                          PVOG as operator of such wells.


                              3.2.2 PHASE II, PART B

                                    3.2.2.1 DRILLING OPERATIONS FOR PHASE II,
                                            PART B.

                                          3.2.2.1.1 DRILLING PROGRAM. After the
                                          completion of drilling of four wells
                                          in Phase II, Part A, Phase II, Part B
                                          shall begin. In Phase II, Part B
                                          either party may propose the drilling
                                          of a well on a ground floor Penn
                                          Virginia-50%, GMX-50% working interest
                                          basis pursuant to the Operating
                                          Agreement. The Operating
                                          Agreement-Wellbore shall become
                                          effective for Phase II, Part B upon
                                          the proposal of the first well. The
                                          Parties will own a wellbore working
                                          interest as to all rights and depths
                                          to these wells. All other terms and
                                          conditions applicable to Phase II,
                                          Part A shall also apply under this
                                          Part B.

                                          3.2.2.1.2 ACREAGE ASSIGNMENT. Prior to
                                          the drilling of each well within Phase
                                          II, Part B for any well covered by
                                          existing GMX acreage, GMX shall
                                          deliver PVOG an assignment for 50% of
                                          GMX's interest (in accordance with the
                                          form attached as Exhibit "D") that
                                          lies within the unit for such well and
                                          GMX HBP acreage . The NRI will be
                                          GMX's recorded lease NRI. The
                                          assignment shall be free of any
                                          burdens, liens or other encumbrances
                                          created by, through and under GMX, but
                                          not otherwise.


         3.3 PHASE III
             ---------

                  3.3.1 FIRST RIGHT OF REFUSAL. The current GMX acreage position in Phase III ("Phase III Acreage") shall be retained by GMX on a 100% working interest basis. However, in the event GMX desires to accept a bona fide offer to sell, trade, farmout, create a joint venture agreement or otherwise dispose any of its Phase III Acreage to an unrelated third party industry partner, then PVOG shall have a first right of refusal to match such offer and shall be subject to the same terms and conditions stated therein, including rights to operate wells, if any. GMX shall notify PVOG of the terms and conditions of such offer within 15 days of receipt of an offer in the form GMX is prepared to accept and provide a copy of such written documentation to evidence such offer. PVOG shall then have fifteen (15) days after receipt of such notice in which to notify GMX of its election to accept or reject such terms and if PVOG does not notify GMX of its election by such date, PVOG shall be deemed to have rejected such offer and GMX may complete the transaction on the terms proposed and any Phase III Acreage transferred shall no longer be subject to this Agreement. The right of first refusal shall not apply to any merger, consolidation, reorganization or sale of all or substantially all of the assets of GMX. Notwithstanding anything herein to the contrary, should GMX accept an offer pursuant to the terms and conditions herein prior to PVOG having the opportunity to complete, at no fault of their own, Phase I, Part A and/or Phase II, Part A, then PVOG shall nevertheless have such first right of refusal as provided herein.

                  3.3.2 RESTRICTION ON ACREAGE ACQUISTION. During the period commencing on the date of this Agreement and ending on the earlier of (i) the date which is one (1) year after the termination of this Agreement, or (ii) the date GMX no longer owns any Phase III Acreage, except as permitted by Section 3.3.1, neither PVOG nor any of its affiliates will, without the prior written consent of GMX or as otherwise specifically permitted under paragraph hereof, directly or indirectly, own, acquire or solicit the acquisition of (or assist any other person to own, acquire or solicit the acquisition of) any leases, farmouts, royalty or overriding royalty interests or any interest of any kind relating to oil and gas properties in whole or in part in the Phase III area or conduct (or assist any third person to conduct) any oil and gas business on or with respect to the Phase III area..

                                   SECTION IV

                             AREA OF MUTUAL INTEREST
                             -----------------------

         4.1 TERM. The Parties hereby establish an Area of Mutual Interest ("AMI") consisting of Phase I and Phase II within the outlines attached hereto as Exhibit "A-2". The AMI covering each such Phase shall be effective for a term of three (3) years from the Effective Date.

         4.2 ACQUISITIONS. During the term of the AMI, either Party shall have the right and authority to acquire oil and gas leases, option agreements, mineral interests, royalty interests, farmouts or other contracts with respect thereto which affect lands and minerals lying wholly or partially within the Phase I and Phase II AMI's ("AMI Acreage"). If the acquisition requires drilling, seismic, or other operations on the lands lying within the AMI, the election of the non-acquiring Party to participate in any acquisition shall be deemed an election to participate in the agreement governing such operations, to the extent necessary to acquire the interest.

                  4.2.1 PHASE I AMI. Within the Phase I AMI, PVOG will have the right to participate for 70% and GMX the right to participate for 30% on all new leasehold or other acquisitions of Acreage.

                  4.2.2 PHASE II, AMI. Within the Phase II AMI, PVOG shall have the right to participate for 50% and GMX the right to participate for 50% on all new leasehold or other acquisitions of Acreage.

                  4.2.3 ELECTIONS. Each Party shall give the other party notice of any new leases or other Acreage acquisitions made in the AMI on a calendar quarterly basis within 15 days after the end of each calendar quarter, which shall contain a description of the acreage acquired, the terms of any leases and the acquisition cost. Within 25 days after the receipt of such notice, the non-acquiring party shall notify the acquiring party of its election to participate in whole or in part in any new leases or other acquisitions of Acreage that occurred during the quarter. Such elections may not include a fractional interest in any interest acquired. Notwithstanding the foregoing, for new leases or other Acreage acquisitions in a unit in which a well is being drilled or in any contiguous tracts, a separate notice shall be given and the non-acquiring Party shall have 48 hours to notify the acquiring Party of its election to participate. The Party electing to participate in such acquisition shall pay the Party who acquired such interest its proportionate share of the applicable leasehold and/or acquisition costs as follows:

                           4.2.3.1 Land, lease, brokerage, and legal costs incurred within the confines of an existing GMX acreage block (which shall mean any unit or proposed unit in which GMX owns acreage consisting of 50% or more of such unit), the Party electing to participate for its interest shall pay its proportionate share within thirty (30) days of receipt of billing.

                           4.2.3.2 Land, lease, brokerage, and legal costs incurred outside the confines of any existing GMX acreage block but within the AMI, the party electing to participate for its interest shall pay its proportionate share on December 1 for acquisitions during the preceding calendar quarters.

                  Within thirty (30) days after receipt of payment from the non-acquiring Party for the acquired interests, the acquiring Party will deliver to the non-acquiring Party an appropriate assignment. The non-acquiring Party's failure to timely elect or pay its share of costs associated with the acquired interest will be deemed an election by the non-acquiring Party not to acquire such interest.

                                    SECTION V

                                   FACILITIES
                                   ----------

         5.1 EXISTING WELLBORES, FLOWLINES, FACILITIES AND COSTS. GMX will retain ownership and liability of all existing wellbores, flowlines, and facilities associated within the Blocker Prospect. Notwithstanding the prior sentence, PVOG shall have the right to take over up to three
         (3) mutually agreeable inactive GMX wellbores to be used for salt well disposal purposes in exchange for PVOG assuming the costs of the plugging and abandonment of same. GMX agrees to work in good faith to make such wells available as needed in each of the Phase areas. In the event such flowlines and facilities are needed by PVOG to develop its operated wells and assets, the Parties agree to work in good faith to mutually agree on a cost structure to account for PVOG's utilization of such GMX owned flowlines and facilities.

         5.2 SALT WATER DISPOSAL. PVOG has intentions to install its own salt water disposal system within Phase I and possibly Phase II and Phase
         III. Prior to such installation, PVOG will have a right to utilize GMX's salt water disposal system in accordance with the terms of the saltwater disposal agreement attached hereto as Exhibit F. PVOG's access to such system shall be subject to the system capacity needs of GMX, but PVOG shall have the right to use any excess capacity. Likewise, GMX will have a right to utilize PVOG's salt water disposal system on the same terms, with GMX and PVOG having pro-rata rights to system capacity based on their respective ownership in the wells being served by such system. The Parties agree to negotiate in good faith a final Salt Water Disposal Agreement by January 21, 2004.

         5.3 GAS GATHERING. PVOG has intentions to install its own gas gathering system within Phase I and possibly Phase II and Phase III. Prior to such installation, PVOG will have a right to utilize GMX's gas gathering system in accordance with the terms of the gas gathering agreement attached as Exhibit G. PVOG's access to such system shall be subject to the system capacity needs of GMX, but PVOG shall have the right to use any excess capacity. Likewise, GMX will have a right to utilize PVOG's gas gathering system on the same terms with GMX and PVOG having pro-rata rights to system capacity based on their respective ownership in the wells being served by such system. The Parties agree to negotiate in good faith a final Gas Gathering Agreement by January 21, 2004.


                                   SECTION VI

                               DISPUTE RESOLUTION
                               ------------------

         6.1 The Parties agree to try to resolve all disputes under this Agreement through good faith negotiations. If the negotiations are unsuccessful, the Parties agree to submit the resolution of such disputes to binding arbitration in Dallas, Texas, in accordance with the Commercial Arbitration Rules of the American Arbitration Association ("AAA"), including the AAA Optional Rules for Emergency Measures of Protection and the Optional Procedures for Large, Complex Commercial Disputes.

                                   SECTION VII

                              Miscellaneous Terms
                              -------------------

         7.1. CONFLICTING AGREEMENTS. In the event of a conflict between the terms of this Agreement and those of the Operating Agreements attached hereto as Exhibit "C-1" and "C-2", the terms and provisions of this Agreement shall prevail and supersede those of such Operating Agreement.

         7.2 EXISTING AGREEMENTS. GMX represents and warrants that the only material agreements applicable to the Blocker Prospect are disclosed in Exhibit "H".

         7.3. ASSIGNMENT. Any assignment of leases in the Blocker Prospect shall be made subject to the terms of this Agreement.

         7.4 CHOICE OF LAW. This Agreement will be construed under and governed by the laws of the State of Texas without giving effect to conflicts of law principles which might apply the law of a different jurisdiction.

         7.5 INDEMNITY OF GMX. GMX shall protect, indemnify and hold PVOG harmless from and against any liabilities, obligations, claims, losses, demands and causes of action arising from or as a result of GMX's ownership and operations of the Blocker Prospect, except as may be otherwise provided in any applicable Operating Agreement between GMX and PVOG. On and after the Effective Date, the Parties shall assume and be responsible for liabilities associated with their respective ownership and operations within the Blocker Prospect, and shall protect, indemnify and hold each other harmless from and against any liabilities, obligations, claims, losses, demands and causes of action arising or as a result of its ownership and operations in accordance with any applicable Operating Agreement between GMX and PVOG.

         7.6 SEVERABILITY. If any provision of this Agreement is held to be illegal, invalid or unenforceable under the present or future laws effective during the term of this Agreement, then the provision will be fully severable; this Agreement will be modified, construed and enforced as if the illegal, invalid or unenforceable provision had never been in the Agreement; and the remaining provisions will remain in full force and effect.

         7.7 NOTICES. Any notices, communications or documents that may be required to be delivered to any of the Parties to fulfill obligations of this Agreement shall be effective upon receipt and may be sent via telecopy, email, delivered in person or by overnight courier or sent by United States Mail, certified mail, postage prepaid, return receipt requested, or an equivalent delivery service, addressed to the Parties as follows:

                  Penn Virginia Oil & Gas Corporation
                  840 Gessner, Suite 800
                  Houston, Texas  77024
                  Attn:  Mr. Scott Coe
                  Telephone: (713) 722-6513
                  Fax:  (713) 7226509
                  Email: scoe@pvawest.com

                  GMX Resources Inc.
                  Endeavor Natural Resources Inc.
                  One Benham Place, Suite 600
                  9400 North Broadway
                  Oklahoma City, Oklahoma  73114
                  Attn:  Mr. Ken Kenworthy, Jr.
                  Telephone: (405) 600-0711
                  Fax: (405) 919-5638
                  Email: GMX@msn.com

         7.8 ENTIRE AGREEMENT. This Agreement, including the Exhibits, embodies the entire agreement between the Parties, supercedes all prior agreements and understandings, if any, relating to the subject matter hereof, and may be amended only by an instrument in writing executed jointly by an authorized representative of the Parties.

         7.9 CONFIDENTIALITY. All jointly owned well data, geophysical, geological and other geoscience data acquired, compiled or generated pursuant to and after the Effective Date of this Agreement shall be treated as confidential during the term of this Agreement and for a period of one (1) year after termination of this Agreement, and shall not be sold, traded or otherwise disposed of or divulged without the prior written consent of the Party participating in the acquisition of such data; provided that access to such data may be made available to a party's parent company and/or its subsidiaries, agents, employees, contractors engaged in the performance of any work or performing services to any Party, a lender or other financing source of a Party or any person interested in acquiring a Party or otherwise entering into a business transaction with a Party, or to any other person or entity where disclosure is required by law. Such jointly owned data shall not be available for brokerage, trade or sale until termination of the confidentiality obligations specified herein, unless otherwise mutually agreed to by all Parties owning the data. If any income or information is derived from sale or trade of any jointly owned information, data or materials, such information or income shall be shared by the Parties participating in their respective interests. A merger, consolidation, reorganization or sale of all or substantially all of the assets of a Party shall not be considered a sale or disposition of any such data.

         7.10 PARTNERSHIP. The liabilities, obligations, options, elections or rights of the Parties hereunder shall be several, not joint or collective. It is not the intention of the Parties to create, nor shall this Agreement be deemed as creating, a mining, tax or other partnership or association or to render the Parties liable as partners. However, if for federal income tax purposes, this Agreement and the operations contemplated hereunder are regarded as a partnership, each Party thereby affected elects to be excluded from the application of all of the provisions of Subchapter "K", Chapter 1, Subtitle "A" of the Internal Revenue Code of 1986, as amended (hereinafter referred to as the "Code"), as permitted and authorized by Section 761 of the Code and the regulations promulgated thereunder. Should there be any requirement that any Party hereby affected give further evidence of this election, each such Party shall execute such documents and furnish such other evidence as may be required by the Federal Internal Revenue Service or as may be necessary to evidence this election. No Party shall give any notice or take any other action inconsistent with the election made hereby. In making the foregoing election, each Party states that the income derived by such Party from the operations contemplated hereunder can be adequately determined without the computation of partnership taxable income.

         7.11 PRESS RELEASES. The Parties shall make no press release, public announcement or public disclosure relating to this Agreement, except as necessary to meet legal or regulatory requirements or as mutually approved. The Party electing to issue such press release shall send a draft copy to the other Party who will have 48 hours in which to comment on such statements. PVOG acknowledges that GMX will make a press release relating to this Agreement and that this Agreement will be filed as an Exhibit to GMX's reports filed with the Securities and Exchange Commission.

         7.12 TERM OF AGREEMENT. Unless earlier terminated pursuant to the provisions hereof, this Agreement shall be in effect for the life of the leases. The provisions of Sections 3.3.2, 5.2, 5.3, 6.1, 7.9 and
         7.5 shall survive any termination of this Agreement.

         IN WITNESS WHEREOF, the Parties have executed this Agreement effective as of the Effective Date.

GMX RESOURCES INC.,                                  PENN VIRGINIA OIL & GAS
EXPEDITION NATURAL RESOURCES INC.                    CORPORATION
AND ENDEAVOR PIPELINE, INC.


By: /s/ Ken L. Kenworthy, Sr.                        By: /s/ Scott D. Coe
    --------------------------                           -----------------------
    Ken L. Kenworthy, Sr.                                Scott D. Coe
    Executive Vice President, GMX Resources Inc.         Land Manager
    President, Expedition Natural Resources Inc.
    President, Endeavor Pipeline, Inc.


Date: December 29, 2003                              Date: December 29, 2003
      ------------------------                             ---------------------


















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